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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            _________________________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 24, 2002

                              FTI Consulting, Inc.
               (Exact Name of Registrant as Specified in Charter)

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
           Maryland                   001-14875                      52-1261113
(State or Other Jurisdiction   (Commission File Number)  (IRS Employer Identification No.)
     of Incorporation)
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             900 Bestgate Road, Suite 100, Annapolis,    Maryland 21401
               (Address of Principal Executive Offices)    (ZIP Code)

        Registrant's telephone number, including area code (410) 224-8770

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Item 5.  Other Events.

         On July 24, 2002, FTI Consulting, Inc. ("FTI") entered into an Agreement for the Purchase and Sale of Assets (the "Purchase Agreement") by and between FTI and PricewaterhouseCoopers LLP ("PwC"), pursuant to which FTI will acquire PwC's Business Recovery Services Division. The acquisition of the Business Recovery Services Division is subject to Hart-Scott-Rodino review and is expected to close late in the third quarter of 2002. The purchase price will include approximately $140.0 million of cash plus 3.0 million shares of FTI common stock. The cash portion of the purchase price will be financed by FTI from its existing cash and a new senior bank credit facility, which will consist of a term loan of approximately $75.0 million and a revolving credit line.

         A press release issued by FTI on July 24, 2002 announcing the acquisition is attached as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

             (c)   Exhibits.

                2.1 Agreement for the Purchase and Sale of Assets dated as of July 24, 2002, by and between PricewaterhouseCoopers LLP and FTI Consulting, Inc.

                99.1  Press Release dated July 24, 2002, of FTI Consulting, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FTI CONSULTING, INC.

                                    By:  /s/ Jack B. Dunn, IV
                                         -------------------------
                                         Jack B. Dunn, IV
                                         Chairman of the Board and
                                         Chief Executive Officer

Date:  July 26, 2002

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                                  EXHIBIT INDEX

  Exhibit                          Description

2.1 Agreement for the Purchase and Sale of Assets dated as of July 24, 2002, by and between PricewaterhouseCoopers LLP and FTI Consulting, Inc. FTI will furnish to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

99.1                  Press Release dated July 24, 2002, of FTI Consulting, Inc.

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